UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

On December 15, 2008, our Board of Directors appointed Jeffrey E. Mackenzie to the position of Vice President of Simpson Manufacturing Co., Inc.

Jeffrey E. Mackenzie, age 47, joined Simpson Manufacturing Co., Inc. in 1994 and most recently held the position of Financial Reporting Manager, where he oversaw the external reporting for our company as well as managed various other accounting and finance functions. Prior to joining our company, he worked for Deloitte & Touche, LLP as a Senior Accountant in San Francisco, California. Mr. Mackenzie is a licensed CPA (currently inactive) and holds a Bachelor of Science degree in Business Administration from California State University, San Diego and a Masters of Business Administration degree from Santa Clara University.

Also on December 15, 2008, the Compensation Committee of our Board of Directors approved the matters set forth on Exhibit 10 attached hereto and incorporated herein by this reference.

Item 8.01       Other Events.

On December 17, 2008, Simpson Manufacturing Co., Inc. announced the declaration of a cash dividend of $0.10 per share and the authorization for the Company to repurchase up to $50.0 million of its common stock in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits:

Exhibit Number	Description

10	Compensation of Named Executive Officers
99.1	Press release dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	December 18, 2008	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer